CONSULTING AND SUPPORT AGREEMENT

         This agreement (the "Agreement") is entered into as of the 22nd day of February, 2000 (the "Effective Date"), by and between Netdotworks, Corp., a Utah corporation ("Provider"), and WordCruncher Internet Technologies Inc., a Nevada corporation ("WordCruncher").

                                    Recitals

         A. Whereas, WordCruncher has developed and will soon an Internet website at www.logio.com wherein it will provide a searchable business portal dedicated to news, data and services of importance to business professionals; and

         B. Whereas, Provider is a full service network systems consulting firm with experience in network architectural design, multi-platform database administration, network security, networks audits, Web site administration and project management; and

         C. Whereas, WordCruncher desires to engage Provider to perform certain consulting and support services, and Provider desires to provide such services, in accordance with the terms and conditions of this Agreement; and

         D. Whereas, Provider and WordCruncher desire to set forth in writing their mutual intent and understanding of the scope and terms of such engagement.

                                    Agreement

         Now, therefore, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.       Definitions.

         As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires. Certain other terms are defined elsewhere in this Agreement.

                  1.1 "Access Terminals" mean the computer terminals located at _____________ Draper, Utah (the "Access Terminals Site") and connected to the System through the frame Relay.

                  1.2 "Agreement" means this Consulting and Support Agreement between Provider and WordCruncher, as amended from time to time.

                  1.3 "Code" means all computer programming code (both object and source, unless otherwise specified) and application program interfaces associated with the System, as modified or enhanced from time to time by WordCruncher, including, without limitation, all interfaces, navigational devices, menu structures or arrangements, icons, help, operational instructions, commands, syntax, hyper-text markup language, design, templates the literal and non-literal expressions of ideas that operate, cause, create, direct, manipulate, access or otherwise affect the Content whether created or licensed from third parties by WordCruncher including, without limitation, any copyrights, trade secrets and other intellectual or industrial property rights therein.

                  1.4 "Content" means all text, graphics, animation, audio and/or digital video components and other online materials and services included on logio.com, but does not include the Code.

                  1.5 "End-User(s)" means any person or entity that accesses logio.com or uses the services therein.

                  1.6 "Frame Relay" means the data-packet switching service used by WordCruncher to transmit data between the System and the Access Terminals.

                  1.7 "Intellectual Property Right(s)" means any patent, copyright, trademark, trade secret, trade dress, mask work, right of attribution or integrity or other intellectual or industrial property rights or proprietary rights arising under the laws of any jurisdiction (including, without limitation, all claims and causes of action for infringement, misappropriation or violation thereof and all rights in any registrations and renewals).

                  1.8 "Launch Date" means the first day that logio.com provided services become available on the Internet to End Users.

                  1.9 "Services" means any and all services provided by Provider under Section 2 of this
Agreement.

                  1.10 "logio.com: means the WordCruncher owned Internet site, namely www.logio.com.

                  1.11 "System" means all application server hardware devices and software owned, rented or licensed by WordCruncher, used to operate logio.com and located at the data center of Qwest Communications International Inc. _____________, California (the "Data Center Site"). The System does not include the Access Terminals and the Frame Relay.

         2. Scope of Services. On the terms and subject to the conditions set forth in this Agreement, Provider shall provide to WordCruncher the following services (collectively, the "Services"):

                  2.1 Obtaining Familiarity. Provider shall at least three weeks prior to the Launch Date, provide two senior employees of Provider to be available at the Access Terminals Site to develop a familiarity with the System and the procedures WordCruncher has established relating to the System. These two senior employees are billable at a rate of $10,000 per month each. Any amount payable to Provider under this Section 2.1 shall be prorated during any month in which this Agreement is not in effect for the entire month.

                  2.2 Database and Web Server Support. From and after one week prior to the Launch Date, Provider shall (a) proactively monitor the System to identify situations that could cause downtime of the Systems and to respond to those issues to maintain the availability of the System for all End Users, (b) seek ways to improve performance and reliability of the System through optimization of the System, (c) monitor the backend connectivity between the database, application, Web and search servers of the System to verify that the entire process is functioning and providing the required resources for the operation of the System, (d) monitor backups of the Content and verify the backups' integrity through regular testing, (e) administer, and update as reasonably necessary, a disaster recovery plan for the System and (f) assist WordCruncher managers, developers and programmers with the implementation of modifications to the System and the establishment of proper quality control requirements to be met before such modifications are made.

                           2.2.1 Level of Support. From and after one week prior
to the Launch Date, Provider shall provide at all times of every day a database server administrator and Web site administrator at the Access Terminals Site and a security consultant on an as needed basis to provide the Services set forth in
Section 2.2.

                           2.2.2 Logs and Manuals.  Provider shall keep detailed
logs of resolution steps taken by Provider to remedy any failure, or events that could potentially create failure, of the System. Provider shall maintain and update a manual relating to the Services set forth in Section 2.2.

         3. WordCruncher's Responsibilities. WordCruncher shall, to the extent reasonably necessary for Provider to fulfill its responsibilities under this Agreement and at no charge to Provider, (a) provide reasonable cooperation and assistance to Provider, (b) be responsible for all costs associated with maintaining and upgrading the System, Access Terminals and Frame Relay, (c) provide and be responsible for all costs associated with the Access Terminals Site, including, but not limited to, security for such site (d) furnish information requested by Provider, including, but not limited to, the Code, (e) provide reasonable access to WordCruncher personnel, and (f) keep Provider reasonably informed of the date on which WordCruncher believes the Launch Date will occur. Any delays attributable to WordCruncher's failure to respond to reasonable requests by Provider shall extend any and all deadlines set forth in this Agreement for an amount of time equal to WordCruncher's delay and/or release Provider from its obligations hereunder to the extent that Provider is affected by such delay or failure of WordCruncher.

         4.       Payments.

                  4.1 Payment for the Services and Reimbursements. The amount to be paid to Provider for all of the Services during the Initial Term (as hereinafter defined) shall be $90,000 per month (with first months payment due upon execution of the Agreement) payable on the fifteenth (15th) day of each month during the Initial Term. In the event that WordCruncher elects to extend the term of this Agreement for an additional two hundred forty days in accordance with Section 5.1(a), the amount to be paid to Provider for all of the Services during such extended period shall be $85,000 per month during the first four months of the Extended Period (as hereinafter defined) and $80,000 per month during the fifth month of the Extended Period through the end of the Extended Period. In the event that WordCruncher elects to extend the term of this Agreement on a month to month basis in accordance with Section 5.1(b), the amount to be paid to Provider for all of the Services during such extended period shall be $90,000 per month during the first two months of the Month to Month Period (as hereinafter defined) and $80,000 per month during the third month of the Month to Month Period through February 22, 2001. Any amount payable to Provider under this Section 4.1 shall be prorated during any month in which this Agreement is not in effect for the entire month. WordCruncher shall reimburse Provider for actual, reasonable out-of-pocket expenses, including travel expenses, incurred by Provider in furtherance of its obligations under this Agreement. Without limiting the generality of the foregoing, WordCruncher shall reimburse Provider for all expenses Provider incurs to travel to the Data Center Site. WordCruncher shall pay such reimbursements within thirty days after Provider has submitted to WordCruncher an invoice therefor.

                  4.2 Payment Terms. All payments required to be made by WordCruncher hereunder shall be in U.S. currency. In the event of a payment dispute between the parties hereto, WordCruncher agrees to pay any and all sums due to Provider not in dispute without prejudice to WordCruncher's legal rights. The fees to be paid by WordCruncher hereunder are exclusive of any and all sales, use or other taxes or charges levied or imposed on Provider, resulting from this Agreement or any part thereof.

         5.       Term and Termination.

                  5.1 Initial Term. This Agreement shall remain in full force and effect for a period of one hundred twenty days form the date Provider first provides full time support in accordance with section 2.2 and 2.2.1 above (the "Initial Term"). WordCruncher may terminate this Agreement with or without cause at the end of the Initial Term upon thirty days written notice to Provider prior to the end of the Initial Term.

                  5.2 Option to Extend. In the event WordCruncher does not elect to terminate this Agreement at the end of the Initial Term in accordance with
Section 5.1, WordCruncher shall have the option to extend the term of this Agreement in full force and effect (a) for a period of an additional two hundred forty days from the end of the Initial Term (the "Extended Term"); provided that this Agreement may be terminated during the Extended Term in accordance with
Section 5.3 or (b) on a month to month basis until February 22, 2001 (the "Month to Month Period").

                  5.3 Termination. During the Extended Term, either party may deliver to the other party a written "Notice of Default" in the event that the other party has breached any material provision hereunder. Such Notice of Default must prominently contain the following sentences in capital letters:
"THIS IS A FORMAL NOTICE OF A BREACH OF CONTRACT. FAILURE TO CURE SUCH BREACH WILL HAVE SIGNIFICANT LEGAL CONSEQUENCES." A party that has received a Notice of Default shall have twenty days to cure the alleged breach (and, if the defaulting party shall have commenced actions in good faith to cure such defaults which are not susceptible of being cured during such twenty-day period, such period shall be extended (but not in excess of twenty additional days) while such party continues such actions to cure (the "Cure Period"). If such party fails to cure the breach within the Cure Period, as long as such default shall be continuing, the non-defaulting party shall have the right to either (a) suspend its performance or payment obligations under this Agreement, (b) seek an order of specific performance, (c) seek an award of compensatory damages, and/or
(d) terminate the Agreement.

         6.       Confidential Information.

                  6.1  Nondisclosure.  If  either  party  acquired  Confidential
Information of the other, such receiving party shall maintain the confidentiality of the disclosing party's Confidential information, shall use such Confidential Information only for the purposes for which it is furnished and shall not reproduce or copy it in whole or in party except for uses as authorized in this Agreement. Without limiting the generality of the foregoing, neither party shall use the Confidential information of the other party to solicit the other party's customers or to otherwise compete unfairly with the other party. Confidential Information shall mean all information of the disclosing party which it treats as confidential or proprietary. Confidential Information shall not include information which is or hereafter becomes generally available to others without restriction or which is obtained by the receiving party without violating the disclosing party's rights under this
Section 6 or any other obligation of confidentiality. The terms and conditions of this Agreement and the Code shall constitute Confidential Information.
Provider and WordCruncher shall cooperate to request confidential treatment as may be mutually agreed by them with respect to certain terms of this agreement and the transactions contemplated hereby in any filing with the Securities and Exchange Commission. Any other government authority or any securities exchange or stock market.

                  6.2 Duration. With respect to all Confidential Information, the parties' rights and obligations under this Section 6 shall remain in full force and effect following the termination of this Agreement.

                  6.3 Ownership. All materials and records which constitute Confidential Information, other than copies of this Agreement, shall be and remain the property of, and belong exclusively to, the disclosing party, and the receiving party agrees either to surrender possession of and turn over or to destroy certify to the other party the destruction of all such Confidential Information which it may possess or control upon request of the disclosing party or upon the termination of this Agreement.

                  6.4 Injunctive Relief. The parties acknowledge and agree that, in the event of a breach or threatened breach by any party of any provision of this Section 6, the other party will have no adequate remedy in money or damages and, accordingly, shall be entitled to an injunction against such breach. However, no specification in this Section 6 of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach of this Section 6 of this Agreement.

                  6.5 Legal Obligation to Disclose. Each party shall be released from its obligations under this Section 6 with respect to information which such party is required to disclose to others pursuant to obligations imposed by law, rule or regulation or securities exchange or stock market rule; provided, however, that prior to any such required disclosure, such party shall, to the extent practicable, provide written notice and consult with the other party.

         7.       Representations and Warranties.

                  7.1 General. Each party represents and warrants to the other party that: (a) it has the right and power to perform its obligations and (b) its performance under this Agreement will not violate any agreement or obligation between it and a third party or any applicable law or regulation, and does not now or will not in the future infringe upon or violate any Intellectual Property Right or other proprietary or non-proprietary right of any third party.

                  7.2 Quality; Conformity. Provider warrants that each of the Services will (a) be completed in a good and workmanlike manner consistent with the requirements of and in accordance with standards customary in the industry and (b) be completed by duly qualified and skilled personnel of Provider with qualifications no less favorable than those set forth in Exhibit A hereto.

                  7.3 WordCruncher's Ownership Rights. WordCruncher warrants that it owns all right, title and interest in and to the System and the Code and any other programs, systems, data or materials provided to Provider hereunder, unless expressly stated otherwise in Exhibit B hereto.

                  7.4 No Warranties. Provider makes no express or implied warranties, including but not limited to, implied warranties of merchantability and fitness for a particular purpose with respect to the services rendered by its personnel or the results obtained from their work. Any of the services provided by provider pursuant to this agreement are provided "As is" without warranty of any kind. The entire risk as to such services is assumed by WordCruncher. Provider disclaims all warranties either expressed or implied with respect to the services including, but not limited to implied warranties of merchantability, fitness for a particular purpose.

         8. Limitation of Liability. In no event shall Provider be responsible for any special, incidental, direct, indirect, punitive, reliance or consequential damages, whether foreseeable or not, arising under this Agreement or from any breach or partial breach of the provisions of this Agreement or occasioned by any defect in the Services, delay in availability of the Services, failure of the Services, interruptions or outages of the System, Frame Relay, Access Terminals or any other cause whatsoever or rising out of any act or omission by Provider, as applicable, its employees, servants and/or agents, including but not limited to, damage or loss of data, property or equipment, loss of profits or revenue, cost of capital, cost of replacement services, or claims of End Users and other customers for service interruptions or transmission problems.

         9. Force Majeure. Neither party shall be liable for any delay or failure to perform its obligations under this Agreement, where such delay or failure results from any cause beyond such party's reasonable control including, without limitation, any (a) act of God (fire, storm, floods, earthquakes, etc.),
(b) civil disturbances, (c) mechanical, electronic or communications failure, or
(d) disruption of telecommunications, power or other essential services; provided that it gives the other party written notice thereof promptly and, in any event within fifteen days of discovery thereof and uses its best efforts to cure the delay if such party is responsible to cure such delay. Notwithstanding the foregoing, either party may terminate this Agreement upon written notice to the other party in the event such failure to performance continues unremedied for a period of thirty days in the aggregate.

         10.      General.

                  10.1 Amendments. Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the parties.

                  10.2 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same unless the same is waived in writing. No waiver by a party of any condition or any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver or any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty. A valid waiver is limited to the specific situation for which it was given.

                  10.3 Assignment. This Agreement may not be assigned, or otherwise transferred, in whole or in part, by either party without the prior written consent of the other party. Any attempted assignment in violation of the foregoing will be void.

                  10.4 Interpretation. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.

                  10.5 Counterparts. This Agreement may be executed in two or more counterparts, and each counterpart will be deemed an original, but all counterparts together will constitute a single instrument.

                  10.6 Choice of Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Utah, without regard to principles of conflicts of law. Each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court sitting in Salt Lake City, Utah over any suit, action or proceeding arising out of or relating to this Agreement.

                  10.7 Headings. The headings contained in this Agreement are for the purposes of convenience only and are not intended to define or limit the contents of this Agreement.

                  10.8 Independent Contractors. The parties are independent contractors and neither party is an employee, agent, servant, representative, partner or joint venturer of the other. Neither party has the right or ability to bind the other to any agreement with a third party or to incur any obligation or liability on behalf of the other party without the other party's written consent. WordCruncher shall have no direction or control of Provider, or any person employed by or contracted for by Provider, except in the results to be obtained.

                  10.9 Notices. Any notice or other communication must be in writing, and either actually delivered (including delivery by facsimile, telex, courier or similar means) or deposited in the United States mail in registered or certified form, return receipt requested, postage prepaid, addressed to the receiving party at the address stated below or to another address as such party may indicate by notice in accordance with this Section 10.9. Notice will be effective on the date that it is delivered or, if sent by mail in accordance with this Section 10.9, five days after the date of mailing.

           For Provider:             Netdotworks, Corp.
                                     215 South State, Suite 675
                                     Salt Lake City, UT  84111
                                     Facsimile:  801-505-6224

           For WordCruncher:         WordCruncher Internet Technologies Inc.
                                     405 E. 12450 S. Suite B
                                     Draper, UT  84020
                                     Facsimile:  801-816-9840

                  10.10 Severance. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is found to violate a law, it will be severed from the rest of the Agreement and ignored.

                  10.11 Survival of Terms. Regardless of the circumstances of termination or expiration of this Agreement or portion thereof, the provisions of Section 6 ("Confidential Information"), 7 ("Representations and Warranties"), 8 ("Limitation of Liability") 10 ("General") will survive the termination or expiration and continue according to their terms.

                  10.12 Time. Whenever reference is made in this Agreement to "days," the reference means calendar days, not business days, unless otherwise specified.

                  10.13 Attorneys' Fees. If any party hereto brings an action or proceeding for the declaration of the rights of the parties hereunder, for injunctive relief, or for an alleged breach or default of, or any other action arising out of this Agreement or the transactions contemplated hereby, the prevailing party in any such action shall be entitled to an award of reasonable attorneys' fees and any court costs incurred in such action or proceeding, in addition to any other damages or relief awarded, regardless of whether such action proceeds to final judgment.

                  10.14 Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and mergers all prior written or oral communications, understandings, and agreements with respect to the subject matter of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives, to be effective as of the Effective Date stated above.

NETDOTWORKS, CORP.


By: /s/  Clay Flory
   -------------------------
Name:  Clay Flory
Title:  Principle Partner

WORDCRUNCHER INTERNET TECHNOLOGIES INC.


By: /s/ M. Daniel Lunt
   ------------------------
Name:  M. Daniel Lunt
Title:  President and CEO